SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Amerigon Incorporated

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Amerigon Incorporated

21680 Haggerty Road

Suite 101

Northville, Michigan 48167

NOTICE OF ANNUAL MEETING

Dear Stockholder:

On Thursday, May 13, 2010, Amerigon Incorporated (the “Company”, “Amerigon”, “we” or “us”), will hold its 2010 Annual Meeting at the Company’s offices located at 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. The meeting will begin at 9:30 a.m. (local time).

Only holders of the Company’s common stock at the close of business on the record date, April 8, 2010, are eligible to vote at the Annual Meeting or any adjournments that may take place. At the Annual Meeting, the Company’s stockholders will be asked to consider and act on the following matters:

1.	The election of directors to the Board of Directors;

2.	The ratification of the appointment of Grant Thornton LLP as our registered independent accountants for the year ended December 31, 2010; and

3.	Such other business as may properly be presented at the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it in the prepaid envelope as promptly as possible to ensure your representation at the meeting. If you return the proxy, you may withdraw your proxy and vote your shares in person if you attend the meeting.

A copy of our 2009 Annual Report, which includes audited financial statements for the year ended December 31, 2009, is being mailed with this proxy statement. We expect that this proxy statement and accompanying proxy will be first sent or given to shareholders on or about April 19, 2010.

By order of the Board of Directors,

Barry G. Steele

Secretary

Note to Beneficial Owners. Effective January 1, 2010, NYSE and SEC rule changes no longer permit member banks, brokers or nominees to vote on behalf of beneficial owners with respect to uncontested elections of directors if you do not indicate your vote or return the voting instruction card. Therefore, it is very important for you to vote your shares for the election of directors.

i

QUESTIONS AND ANSWERS

Q:	What am I voting on?

A:	You are being asked by the Board of Directors to vote on two items:

1.) The election of nominees to serve on the Board of Directors. The election is described on page 4 and information about the nominees can be found beginning on page 6.

2.) The ratification of the appointment of Grant Thornton LLP to act as the Company’s registered independent accountants for the year ended December 31, 2010.

Q:	How does the Board of Directors recommend I vote?

A:	The Board of Directors recommends a vote FOR each of its nominees to serve on the Board of Directors and FOR the proposal to ratify the appointment of Grant Thornton LLP.

Q:	Who is entitled to vote?

A:	Only holders of the Company’s common stock at the close of business on the record date, April 8, 2010, are eligible to vote at the Annual Meeting.

Q:	How do I vote?

A:	Complete, sign and date each proxy card you receive and return it in the prepaid envelope so that we receive it before the meeting, or, if you are the registered owner of the shares on the record date, April 8, 2010, attend the meeting and vote in person.

Q:	If I return a proxy card, can I revoke my proxy?

A:	You have the right to revoke your proxy at any time before the meeting by notifying the Company of your revocation or by returning a later-dated proxy card to the Company. If you wish to revoke your proxy, notification or a later-dated proxy card must be sent to Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167, and received by Mr. Steele by 5:00 p.m. on May 12, 2010.

Your attendance at the meeting will not have the effect of revoking any proxy you have given unless you give written notice of revocation to Mr. Steele before the proxy is voted.

Q:	Is my vote confidential?

A:	Proxy cards, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit the Company or its transfer agent to verify the validity of proxies, and to tabulate and certify the vote; (2) as required by law; or (3) as appropriate in limited circumstances, such as a proxy contest in opposition to the Board of Directors.

Q:	How do I make sure my vote is counted?

A:	Whether or not you plan to attend the meeting, complete, date and sign each proxy card you receive and return it as promptly as possible so it is received before the meeting. In the absence of instructions, shares represented by valid proxies will be voted as recommended by the Board of Directors.

Q:	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently or are in more than one account, you may receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. Whenever possible, we encourage you to have all accounts registered in the same name and address. You can accomplish this by contacting our transfer agent, Computershare Limited, in writing at P.O. Box 43021, Providence, RI 02940.

Q:	Can two or more stockholders sharing an address receive only one copy of proxy materials and Company’s annual report in the future?

A.	If you and another stockholder share an address, you can request that only one copy of all future deliveries of proxy materials and the Company’s annual report be delivered to such address by contacting Computershare Limited at P.O. Box 43021, Providence, RI 02940 or (800) 962-4284. Alternatively, if you and another stockholder sharing an address are receiving only one copy of proxy materials or the Company’s annual report but you wish to each receive separate copies of such items, contact Computershare Limited at the address or telephone number above. Upon request, the Company will promptly send you a separate copy of such materials.

Q:	What vote is required to elect Directors and approve the proposal?

A:	As of the record date, April 8, 2010, 21,608,307 shares of the Company’s common stock were issued and outstanding. Each common stockholder is entitled to one vote for each share held. A quorum must be established before the voting may proceed. For a description of a “quorum,” please see “What is a quorum?” below.

With respect to the election of directors, the seven nominees who receive the most votes will be elected directors. Withheld votes will not be deemed votes in determining which nominee receives the most votes.

With respect to the proposal to ratify the appointment of Grant Thornton LLP to act as our registered independent accountants for the year ended December 31, 2010, ratification requires the approval by a majority of the votes cast.

Q:	What is a “quorum”?

A:	A “quorum” is a majority of the outstanding shares entitled to vote. In order to transact business at the Annual Meeting, a quorum must be present. For determining whether a quorum is present, shares represented at the Annual Meeting in person or by proxy are treated as present. Abstentions, withheld votes and broker non-votes will be counted in determining the number of shares present or represented by proxy in determining whether a quorum is present.

Q:	Can I cumulate my votes for directors?

A:	You can cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of your shares) for directors if (1) the nominee’s or nominees’ names you wish to vote for were placed in nomination prior to the commencement of voting and (2) you gave us notice of your intention to cumulate votes prior to the commencement of voting. As of the date of this proxy statement, we have not received notice from any stockholder that he, she or it intends to cumulate votes.

If you decide to cumulate your votes, and you comply with the requirements described above, you will be entitled to cast a number of votes equal to the number of shares you hold multiplied by seven (the number of directors to be elected). You may then decide to cast these votes for a single nominee or to distribute your votes among two or more nominees. If any stockholder cumulates votes for directors, every other stockholder will also be entitled to cumulate votes for directors.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than those items described in this proxy, if any other business is presented at the Annual Meeting, a signed proxy card gives authority to Daniel R. Coker, President and Chief Executive Officer of the Company, and Barry G. Steele, Vice-President of Finance, Chief Financial Officer, Treasurer and Secretary of the Company, to vote on such matters at their discretion, to the extent permitted by law.

Q:	When are shareholder proposals for the 2011 Annual Meeting due?

A:	All shareholder proposals to be considered for inclusion in next year’s proxy statement and form of proxy must be submitted in writing to Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167 by December 20, 2010. We must receive notice at the same address by March 5, 2011 of all shareholder proposals to be presented at the 2011 Annual Meeting but not included in next year’s proxy statement and form of proxy. If we do not have notice of the matter by that date, our form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in our form of proxy will vote the shares represented by such proxies at their discretion. Any proposal must comply with federal securities laws.

Q:	Who is soliciting my proxy?

A:	This solicitation is being made by the Board of Directors on behalf of the Company.

Q:	Is this proxy statement available on the Internet?

A:	This proxy statement is available, free of charge, at the Company’s website www.amerigon.com and at the following website: www.envisionreports.com/ARGN; however, the only means by which you are able to deliver your proxy is by dating and signing your proxy card and returning it as promptly as possible so it is received before the annual meeting.

Q:	Who bears the cost of this proxy solicitation, and are there any paid solicitors?

A:	The Company bears the entire cost of soliciting proxies in the enclosed form. We may supplement our solicitation of proxies by mail with telephone, e-mail or personal solicitation by our officers or other regular employees. In such case, we would expect our Chief Executive Officer and/or Chief Financial Officer to oversee such supplemental solicitation. We will not pay any additional compensation to any of our employees for their supplemental solicitation services. We have also hired Computershare Limited and Broadridge Financial Solutions to assist in the distribution of proxy materials and solicitation of votes for a total fee of approximately $8,500, plus estimated out-of-pocket expenses of approximately $12,500. We also reimburse brokerage houses and other custodians, nominees and fiduciaries upon request for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

MATTERS TO BE VOTED ON

I.	Election of Directors

There are seven nominees for election to the Board of Directors of the Company:

Lon E. Bell, Ph.D.

Francois J. Castaing

Daniel R. Coker

John M. Devine

Maurice E.P. Gunderson

Oscar B. Marx III

James J. Paulsen

Each nominee is a current member of the Board of Directors. Information about each nominee can be found beginning on page 6.

The Board of Directors unanimously recommends a vote FOR each of the nominees.

II.	Ratification of Appointment of Grant Thornton LLP

Our Audit Committee has appointed Grant Thornton LLP as our registered independent accounting firm for the year ending December 31, 2010, and the board of directors and the Audit Committee recommend that the shareholders ratify this appointment.

Although there is no requirement that the appointment of Grant Thornton LLP be terminated if the ratification fails, the Audit Committee will consider the appointment of other registered independent accounting firms if the shareholders choose not to ratify the appointment of Grant Thornton LLP. The Audit Committee may terminate the appointment of Grant Thornton LLP as our registered independent accounting firm without the approval of shareholders whenever the Audit Committee deems such termination appropriate.

Grant Thornton LLP, acting as our independent accountants, have reported on our December 31, 2009 financial statements in our 2009 Annual Report, which accompanies this proxy statement, and have served as our independent accountants for three years. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if he or she desires to do so. The representative will also be available to respond to appropriate questions.

It is the Audit Committee’s policy and practice to review and approve in advance all services, audit and non-audit, to be rendered by the Company’s independent auditor. The Audit Committee does not delegate this responsibility or any other committee function to Company management. Fees billed by Grant Thornton LLP for 2009 and 2008 (in thousands), all which were approved by the Audit Committee in accordance with its established policies and procedures, were as follows:

	2009	2008
Audit Fees	$209	$199
Audit-Related Fees	—	—
All Other Fees	6	—

	$215	$199

The Company’s independent auditor does not generally provide tax compliance, tax advice and tax planning services to the Company. A separate firm has been engaged by the Company to provide such services.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP as our registered independent accountants for the year ending December 31, 2010.

BOARD OF DIRECTORS

All directors are elected annually and serve a one-year term until the next annual meeting. Each of the nominees has consented to serve as a director if elected; however, if any nominee is unable to declines to serve, which we do not expect to happen, proxy holders shall vote the proxies in accordance with their best judgment for another qualified nominee. If any of the nominees become unavailable to stand for re-election at the Annual Meeting, the Board of Directors may designate a substitute and proxies not withholding votes for the original nominee will be cast for the substitute. Proxies may not be voted for a greater number of persons to the Board of Directors than the number of nominees named herein. Each of the nominees are current members of the Board of Directors. The following table sets forth certain information regarding the seven nominees for election to the Board of Directors for one-year terms.

Nominees for Election to the Board of Directors

Name	Age	Biographical Information	Director Since
Lon E. Bell, Ph. D.	69	Founded Amerigon in 1991 and has served as President and Chief Executive Officer of the Company’s BSST subsidiary since 2000. Dr. Bell served as Director of Technology until 2000, Chairman of the Board and Chief Executive Officer until 1999, and President until 1997. Dr. Bell received a B.S. in mathematics, a M.S. in rocket propulsion and a Ph.D. in mechanical engineering from the California Institute of Technology.	2007

Francois J. Castaing	64	Retired in 2000 as technical advisor to the Chairman of DaimlerChrysler Corporation. Prior to his retirement, Mr. Castaing spent thirteen years with Chrysler Corporation in senior vice-presidential positions. From 1980 to 1987, Mr. Castaing was Vice President of Engineering and Group Vice President Product and Quality of American Motors, until Chrysler acquired that company. Mr. Castaing began his career with Renault as Technical Director for Renault Motorsport Programs. Mr. Castaing is currently Chairman of the Detroit Science Center. He serves also on the board of FIRST: For Inspiration and Recognition of Science and Technology, a non-for-profit foundation. Mr. Castaing is a director of publicly traded TRW Automotive Holdings Corp. and privately held Durakon Industries.	2001

Daniel R. Coker	57	President and Chief Executive Officer of Amerigon since 2003. Mr. Coker joined Amerigon in 1996 as Vice President of Sales and Marketing. Prior to joining Amerigon, Mr. Coker worked with Arvin, Inc. from 1986 through 1995 as Vice President and General Manager of North American Operations. Mr. Coker received his bachelor’s degree from Tennessee Technological University.	2007

John M. Devine	65	Executive Chairman of Dana Holding Corporation. Mr. Devine retired in 2006 as Vice Chairman of General Motors Corporation, a position he held from 2001 to 2006. Prior to joining General Motors, Mr. Devine served as Chairman and Chief Executive Officer of Fluid Ventures, LLC, an Internet start-up investment company. Previously, Mr. Devine spent 32 years at Ford Motor Company, where he last served as Executive Vice President and Chief Financial Officer. Mr. Devine holds a B.S. in economics from Duquesne University and an M.B.A. in business administration from the University of Michigan.	2008

Name	Age	Biographical Information	Director Since
Maurice E.P. Gunderson	58	Senior Partner at CMEA Ventures, a San Francisco-based venture capital firm, and the Managing Member of the consulting firm Shingebiss, LLC. Previously, Mr. Gunderson spent 15 years as the co-founder and Managing Director of Nth Power, a venture capital firm specializing in investments emerging from the global restructuring of the energy industry. Mr. Gunderson received a B.A. and M.S. in mechanical engineering from Oregon State University and an M.B.A. from Stanford University. Mr. Gunderson is a director of the following privately-held companies: Superprotonic, Inc., NuScale Power, Inc., CFX Battery, Inc. and Scion-Sprays Ltd.	2007

Oscar B. Marx, III	71	Chairman of the Board of Directors since 1999 and Chief Executive Officer of the Company from October 2001 through March 2003. Mr. Marx served as President and CEO of TMW Enterprises, Inc., a private investment firm located in Troy, Michigan, from 1995 to 2001. In 1994, Mr. Marx was President and Chief Executive Officer of Electro-Wire Products (predecessor to TMW Enterprises, Inc.), a major supplier of electrical distribution systems to the automotive industry. Mr. Marx retired from Ford Motor Company in 1994 as Vice President of its Automotive Components Group (currently known as Visteon Corporation). Mr. Marx is a director of privately-held Ritz Interactive, Inc.	1999

James J. Paulsen	70	Retired Ford Motor Company senior executive. Until his retirement in 1995, Mr. Paulsen served as President of Ford’s China Operations, with responsibilities for initiating Ford’s entry into the China market. He was also Executive Director of the Corporate Quality Control Office reporting to the company President. Mr. Paulsen has served as General Manufacturing Manager for several of Ford’s major component divisions.	1999

Qualifications of Directors

Below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each of our directors should be nominated for re-election at this time. We believe that our directors, as a whole, have an appropriate balance of knowledge, experience, skills and expertise required for our Board. We believe that our directors have a broad range of personal characteristics, including leadership, management, technological and financial experience and abilities, to act with integrity using sound judgment. We also believe that our directors provide leadership to management and are willing to commit the requisite time for preparation and attendance at Board and committee meetings.

Dr. Bell founded our Company and previously served as its Chief Executive Officer and President; consequently, he is very familiar with the operations of our business. Dr. Bell is also a leading scientist in the field of thermoelectrics. His technical knowledge is key to our development of new materials, products and processes. He also has extensive experience in working with governmental agencies, historically one of the key sources of funding for our research and development subsidiary, BSST LLC, which Dr. Bell leads as its President.

Mr. Castaing’s distinguished career in the automotive industry has given him extensive experience in what is currently our most important customer market. During his tenure at some of the world’s largest automobile manufacturers, Mr. Castaing developed leadership, strategic planning and organizational skills that benefit the Company. In addition, his technical background allows him to understand the Company’s operations and assist in problem solving.

Mr. Coker has served as our President and Chief Executive Officer since 2003 after first joining Amerigon as Vice President of Sales and Marketing in 1996. As a result, Mr. Coker has extensive knowledge of the day to day operations of our business. Mr. Coker’s engineering background allows him to fully understand and manage our business. His experience as our highest ranked officer, coupled with the managerial positions he previously held in other automotive-related companies, has given Mr. Coker industry insight, leadership skills and executive management skills key to our Company’s performance.

Mr. Devine has held senior executive positions at both General Motors and Ford Motor Company. Having served at various times as the Chief Financial Officer of both automakers, he has extensive expertise in the areas of finance, strategic planning and management that make him an important member of our Audit Committee. His extensive experience in the automotive industry, including his current experience as Executive Chairman of a major automotive supplier, makes him an important part of our Board.

Mr. Gunderson has significant financial and managerial experience stemming from his background as a venture capitalist. He has significant experience investing in growth industries, similar to the Company’s investment in new thermoelectric technologies. Mr. Gunderson sits as a director for several energy and materials-related companies and brings important leadership and governance skills to the Board. He also has an engineering background which helps him better understand the Company’s business and operations.

Mr. Marx, our Chairman of the Board, previously served as our Chief Executive Officer. As a result, he is very familiar with the Company’s business. Mr. Marx’s experience as a senior executive at other automotive-related companies, including Ford Motor Company, give him relevant industry, managerial and strategic planning expertise key to our Company’s success. He also has financial experience and skills that make him a valuable member of our Audit Committee.

Mr. Paulsen has extensive global automotive expertise resulting from the positions he held at Ford Motor Company, including as the President of Ford’s China operations. Asia is an important market to the Company and Mr. Paulsen’s experiences in China add value to the Board. Mr. Paulsen also has extensive supervisory, organizational and human resources skills based on his prior experiences in managerial positions.

EXECUTIVE OFFICERS

Daniel R. Coker, 57, was appointed President and Chief Executive Officer in March 2003. He was appointed to the Board of Directors in February, 2007. Mr. Coker also served on the Company’s Board of Directors from 2003 to 2004. Additional information concerning Mr. Coker can be found above under the heading “Board of Directors.”

Lon E. Bell, Ph.D., 69, has served as President of BSST, our research and development subsidiary, since September 2000. He was appointed to the Board of Directors in February, 2007. Dr. Bell founded Amerigon in 1991 and previously served as a member of the Board of Directors from that date until 2004. Additional information concerning Dr. Bell can be found above under the heading “Board of Directors.”

Barry G. Steele, 39, was appointed Vice President Finance and Chief Financial Officer in 2004 and Secretary and Treasurer in 2005. Prior to joining Amerigon, Mr. Steele worked since 1997 in a number of senior financial management positions, including Chief Financial Officer for Advanced Accessory Systems, LLC, a global supplier of specialty accessories to the automotive industry. Prior to 1997, Mr. Steele worked in the public accounting profession. Mr. Steele received a bachelor’s degree from Hillsdale College in 1992.

James L. Mertes, 57, has served as Vice President of Quality and Operations since 1994. He joined the Company in 1993 as Vice President of Quality. Prior to 1993, Mr. Mertes was Director of Quality at TRW Sensor Operations, a unit of TRW Inc.

Daniel J. Pace, 58, has served as Vice President of Sales and Marketing since 2003. He joined the Company in 1996 as National Sales Manager. Prior to 1996, Mr. Pace was Program Manager at Leckie & Associates, a Michigan based manufacturers’ representative agency.

Sandra L. Grouf, 50, was appointed Chief Information Officer in 2006 and has held the position of Chief Financial Officer of our research and development subsidiary, BSST, since 2001. Ms. Grouf served as Treasurer and Secretary of Amerigon from 1999 through 2005 and as Chief Financial Officer from 2001 to 2003. She joined the Company in 1998 as Manager of General Accounting and was appointed Corporate Controller in 1999. Previously, she worked with Pro-One Manufacturing Incorporated, a custom motorcycle accessory manufacturer and supplier, from 1994 through 1997, as Corporate Controller and Treasurer.

Officers of the Company serve at the pleasure of the Board of Directors.

CORPORATE GOVERNANCE INFORMATION

Board Meetings and Attendance by Directors

During 2009, four regular meetings and two special meetings of the Board of Directors were held. The Board of Directors also acted by unanimous written consent from time to time. Each director attended 75% or more of the total number of Board of Directors’ meetings and 75% or more of the total number of meetings held by all committees on which he served.

Annual Meeting of Shareholders and Attendance by Directors

The Board of Directors has adopted the following policy with regard to director attendance at annual meetings:

Members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders in person. If attendance in person is not possible, members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders via telephone or similar communication equipment. The Board of Directors will use reasonable efforts to schedule the annual meeting of shareholders on such a date so as to maximize the attendance of its members.

At the 2009 Annual Meeting of Shareholders, all seven then-current board members were in attendance either in person or by telephone.

Independence of the Board of Directors

Upon consideration of the criteria and requirements regarding director independence set forth in rules promulgated by The Nasdaq Stock Market, Inc. (“Nasdaq”), the Board of Directors has determined that, upon election of the above nominees for director, a majority of the members of the Board of Directors will be “independent directors” as such term is defined in Nasdaq listing requirements. Specifically, the Board has determined that Messrs. Castaing, Devine, Gunderson, Marx and Paulsen each meet such criteria and requirements. The foregoing directors are sometimes referred to herein as the “Independent Directors.”

In making the determination described above concerning the independence of Mr. Marx, the Board of Directors took into consideration that Mr. Marx’s son is a current employee, but not an officer, of the Company in a business development position. After considering all relevant facts concerning the Company’s employment of Mr. Marx’s son, the Board of Directors, excluding Mr. Marx for such purpose, concluded that such employment does not interfere Mr. Marx’s ability to exercise independent judgment and that Mr. Marx otherwise meets the criteria and requirements regarding director independence set forth in the rules promulgated by Nasdaq. Mr. Marx did not participate in the deliberations held by the Board of Directors concerning his independence.

The Independent Directors meet in a separate executive session immediately following each regular meeting of the Board of Directors or, if such a meeting is not possible, then within a reasonable period of time thereafter. In addition, the Independent Directors hold additional meetings periodically as deemed necessary or appropriate.

Nominating Committee

The Board of Directors has established a Nominating Committee, which consists of five directors, Messrs. Castaing, Devine, Gunderson, Marx and Paulsen. All members of the Nominating Committee are Independent Directors and all members participated in determining this year’s nominees for election to the Board of Directors at the only meeting of the Nominating Committee held during the year. All nominees for election to the Board of Directors are current members of the Board of Directors and are standing for re-election.

The Board of Directors has adopted a written charter for the Nominating Committee, a current copy of which is available so shareholders at the Company’s website, at www.amerigon.com under the link “About”; a copy may also be obtained free of charge by delivering written request to: Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

The Board of Directors has determined it is important that the Company, as a relatively small yet very technically-oriented company, have, as directors, individuals that have sufficient technological experience in the industry in which the Company operates. Because the number of security holders of the Company is relatively small, and the above qualifications are sufficiently specific, the Board has determined that no formal policy is necessary with regard to the consideration of any director candidates recommended by security holders; notwithstanding the absence of such a formal policy, the Board is willing to accept recommendations from security holders of director candidates. Security holders interested in nominating director candidates must comply with the procedures outlined in the section below-entitled “Security Holder Communication to the Board of Directors.”

The Nominating Committee will consider all nominees for director positions proposed by security holders, management or other directors in the same manner. The Nominating Committee will select from the list of such proposed candidates for additional review those candidates it considers to be qualified. A person’s automotive industry experience, contacts in the automobile industry, judgment, technical expertise, financial expertise, independence and understanding of Amerigon’s business are all qualifications considered to be desirable by the Nominating Committee. The Nominating Committee may, if they so choose, discuss such candidates with the full Board of Directors for additional input. The Nominating Committee then will decide whether to invite the candidate to be a nominee for election to the Board of Directors. During 2009, no recommendations for nominees for director positions were received by the Nominating Committee from security holders.

The Nominating Committee considers the needs for the Board as a whole when identifying and evaluating nominees and, among other things, considers diversity in background, age, experience, qualifications, attributes and skills in identifying nominees, although it does not have a formal policy regarding the consideration of diversity. See “Qualifications of Directors” above for a description of the diverse qualifications of our current directors.

Security Holder Communication to the Board of Directors

Security holders wishing to send communications directly to the Board of Directors or to a specific member of the Board of Directors are asked to send such communications via U.S. Mail to the attention of Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. Security holders sending such communications should clearly mark the item as intended for delivery to the Board of Directors or to a specific member of the Board of Directors of Amerigon. Mr. Steele has been instructed by the Board to screen each communication so received only for the limited purposes of ascertaining (1) whether such communication is indeed from a security holder and (2) whether such communication relates to Amerigon. Mr. Steele will promptly forward copies of all such communications that pass his limited screening to each member of the Board, in the case of communications to the entire Board, or to the particular member addressee. Delivery by Mr. Steele will be completed by mail, facsimile or e-mail, as Mr. Steele determines is appropriate. In the event Mr. Steele ceases to be the Secretary of Amerigon, his successor in such office will fulfill his duties described above.

If a security holder’s communication to the Board of Directors involves or concerns Mr. Steele, or if a security holder has another appropriate reason for communicating to the Board of Directors through a means other than through Mr. Steele, such security holders are asked to send such communications via U.S. Mail to the attention of either Daniel R. Coker, President of Amerigon Incorporated, or Oscar B. Marx, III, Chairman of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. Any such communication to Mr. Coker or Mr. Marx should clearly state that it is a security holder communication and should clearly state the reason it was not delivered to Mr. Steele for further delivery to the Board of Directors.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has concluded that the role of Chairman of the Board should be separate from that of Chief Executive Officer. The Chairman of the Board presides at all Board of Director and shareholder meetings and the Chief Executive Officer reports to the entire Board. We believe that, by separating these positions, the Board of Directors can provide better oversight of risks, including credit, liquidity and operational risks, faced by the Company. The Board of Directors establishes policy, adopts financial plans, approves significant changes to operational activities and provides general oversight of the business. The Chief Executive Officer is responsible for day-to-day operations and implementing the strategies approved by the Board. Other key executive officers, including the Chief Financial Officer, report either regularly or periodically to the Board.

The Board of Directors’ risk oversight is administered primarily though the following:

•	review and approval of an annual business plan;

•	review of a summary of risks and opportunities at each regular meeting of the Board;

•	at least quarterly review of business developments, business plan implementation and financial results;

•	Audit Committee oversight of internal controls over financial reporting; and

•	Compensation Committee review of executive officer compensation and its relationship to our business plans.

Audit Committee

An Audit Committee has been established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee is currently comprised of Independent Directors Castaing, Devine and Marx. From January, 2008 until February, 2009, the Audit Committee consisted of Independent Directors Castaing, Devine, Marx and Paulsen. Mr. Devine is the current Chairman of the Audit Committee. The Audit Committee held four meetings during 2009.

The Audit Committee represents the Board of Directors in discharging its responsibility relating to the accounting, reporting, and financial practices of the Company and has general responsibility for surveillance of internal controls and accounting and audit activities of the Company.

The Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available to shareholders on the Company’s website at www.amerigon.com under the link “About”; a copy may also be obtained free of charge by delivering written request to: Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

Under Nasdaq listing requirements, listed companies must have audit committees comprised of at least three members who meet a heightened standard of independence. Upon consideration of the criteria and requirements regarding such heightened standard of independence, the Board of Directors has determined that all three current members of the Audit Committee do currently, and the former member of the Audit Committee, Mr. Paulsen, did during the term of his membership, meet such criteria and requirements and are or were “independent” for such purposes.

The Board has also reviewed the experience, qualifications and skills of each member of the Audit Committee and determined that Mr. Devine, (who, as noted above, meets the Nasdaq heightened standard of independence for audit committee purposes and who is currently the Chairman of the Audit Committee) is an “audit committee financial expert,” as such term is used in Item 401 of Regulation S-K promulgated under the

Securities Act of 1933 and the Securities Exchange Act of 1934. Mr. Devine’s experience that qualifies him as our Audit Committee Financial Expert includes his previous experience as the Vice Chairman and Chief Financial Officer of General Motors and as the Executive Vice President and Chief Financial Officer of Ford Motor Company. He also currently holds the position of Chief Executive Officer of Dana Holding Corporation. Other members of the Audit Committee may also qualify as “audit committee financial experts.”

Compensation Committee

The Company’s Compensation Committee is responsible for evaluating the Chief Executive Officer’s and all other executive officers’ performance, including with respect to established goals and objectives, and making recommendations to the Board concerning all direct and indirect compensation, benefits and perquisites (cash and non-cash) for the executive officers based on such evaluation. The Company’s Compensation Committee is currently comprised of two Independent Directors, Messrs. Gunderson and Paulsen. The Compensation Committee held three meetings during 2009.

The Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available on the Company’s website at www.amerigon.com under the link “About”; a copy may also be obtained free of charge by delivering written request to: Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

The Compensation Committee may delegate any of its responsibilities to subcommittees as the Compensation Committee deems appropriate. The Committee has the authority to retain compensation consultants to assist in the evaluation of compensation, and has the sole authority to retain and terminate such firms and to approve their fees and other retention terms. The Compensation Committee also has authority to retain other advisors. Consultants and advisors were retained by the Compensation Committee during 2009 for the purpose of supplying compensation survey data, but not for the purpose of determining or recommending the amount or form of compensation for our directors or executive officers and no additional services, unrelated to the purpose of such consultation, were provided by any such consultants or advisors to the Company.

Proposals regarding compensation of executive officers and directors (including recommending bonus formulas and plans, performance measures, compensation and award levels, and payout amounts) are generally made by management after review by the Chairman of the Board. The Company’s Chief Executive Officer generally prepares materials and agendas for Compensation Committee meetings, attends the meetings and keeps the minutes of the meetings, but is excused from the meetings when his presence is deemed inappropriate by the Compensation Committee. The Chief Executive Officer is not present during voting or deliberations regarding his compensation.

In evaluating proposals regarding compensation, the Compensation Committee relies primarily on its members’ review of information from various publications and hired consultants, their extensive experience with compensation practices in other businesses, information included in proxy statements of similar companies with comparable market capitalization and comparable revenues, and its members’ subjective review of the reasonableness and fairness of proposed compensation in light of all relevant circumstances.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was a former or current officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee has or had any relationship requiring disclosure by us pursuant to Securities and Exchange Commission rules regarding disclosure of related party transactions.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Such code may be viewed on the Company’s website, www.amerigon.com under the link “About”; a copy may also be obtained free of charge by delivering written request to: Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or a waiver from, a provision in our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code definition enumerated in Securities and Exchange Commission, Regulation S-K, Item 406(b) by posting such information on our website at www.amerigon.com within four business days following the date of the amendment or waiver.

Certain Transactions

Review, Approval or Ratification of Transactions with Related Persons

Our board of directors has adopted, by written board resolution, a policy with respect to proposed related party transactions. In general, it is Amerigon’s policy to submit all proposed related party transactions (those that may require disclosure under Regulation S-K, Item 404) to the Independent Directors for approval. Only those related party transactions approved by the Independent Directors will be consummated. The policy instructs the Independent Directors only to approve those transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party. If an Independent Director has any interest in a related party transaction presented to the Independent Directors for approval, such director is required to abstain from the vote to approve or not approve the transaction. Examples of related party transactions covered by our policy are transactions in which any of the following individuals has or will have a direct or indirect material interest: any of our directors or executive officers, any person who is known to us to be the beneficial owner of more than five percent of our common stock, and any immediate family member of one of our directors or executive officers or person known to us to be the beneficial owner of more than five percent of our common stock. Transactions that involve all salaried employees generally are not covered by our approval policy. Our policy also requires that all related party transactions be disclosed in our filings with the SEC to the extent required by the SEC’s rules, and that they be disclosed to the full Board of Directors.

Transactions with Related Persons During 2009

During 2009, there were no related party transactions requiring disclosure under Regulation S-K, Item 404. However, the following transaction was specifically approved by the Independent Directors pursuant to the above-described related transaction approval policy but is exempt from disclosure under Regulation S-K, Item 404 because it did not meet the dollar threshold set forth therein: Oscar B. Marx’s son, John Marx, was hired as an employee of the Company in a business development position. The Independent Directors, excluding Oscar B. Marx, reviewed and approved the engagement of John Marx.

COMPENSATION COMMITTEE REPORT

Report of the Compensation Committee on Executive Compensation

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below under the caption “Executive Compensation – Compensation Discussion and Analysis” with our management. Based on this review and discussion, our Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

By the Compensation Committee

Maurice E.P. Gunderson

James J. Paulsen

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed, and discussed with management our financial statements as of December 31, 2008 and 2009 and for each of the two years in the period ended December 31, 2009. The Audit Committee has discussed with the Company’s independent accountants, Grant Thornton LLP (“GT”), the above-described financial statements. In addition, we have discussed with GT the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also has received and reviewed the written disclosures and the letter from GT required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T and we have discussed with that firm its independence. We have considered whether the provision of permissible non-audit services is compatible with maintaining the accountant’s independence. We also have discussed with management and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for internal controls and the financial reporting process. The independent accountants engaged by the Company are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the reports of GT with respect to the audited financial statements, and relying thereon, we have recommended to the Board of Directors the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

By the Audit Committee

Francois J. Castaing

John M. Devine

Oscar B. Marx, III

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Significant Shareholders

The table below sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 17, 2010 (except that, as noted below, certain information is based on Schedule 13G reports filed by the beneficial owner as of a date prior to March 17, 2010) by each person known to us to be a beneficial owner of more than 5% of the outstanding common stock. Beneficial ownership includes any shares which a person has the right to acquire within 60 days after the date of calculation, including shares that may be purchased by the exercise of stock options or the exercise of warrants to purchase stock. The “percent of class” calculation for each person is based on this inclusive definition of beneficial ownership. Except as expressly noted, each person listed has sole voting power and investment power with respect to all shares of capital stock listed as beneficially owned by such person.

	Common Stock
Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Arbor Capital Management, LLC (a)	2,668,200	(a)	12.4%
BlackRock, Inc. (b)	1,079,380	(b)	5.0%

(a)	Arbor Capital Management, LLC (“Arbor”) is an investment advisor. Rick D. Leggott is the CEO of Arbor and beneficially owns a controlling percentage of its outstanding voting securities. The shares reported as owned by Arbor are held as custodian for Arbor’s clients; however, Arbor has been granted sole voting power with respect to 1,818,200 of such shares and sole dispositive power with respect to all of such shares. Such power may be revoked by Arbor’s clients at any time. The address for Arbor is One Financial Plaza, 120 South Sixth Street, Suite 1000, Minneapolis, MN 55402. The information with respect to Arbor is based solely on a Schedule 13G report dated January 15, 2010.
(b)	BlackRock, Inc. (“BlackRock”) is a parent holding company. The address for BlackRock is 40 East 52nd Street, New York, NY 10022. The information with respect to BlackRock is based solely on a Schedule 13G report dated January 20, 2010. Such Schedule 13G report states that, on December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors, NA and certain of its affiliates and that the BlackRock subsidiaries beneficially holding the shares reported as owned by BlackRock are BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors and BlackRock Investment Management, LLC.

Beneficial Ownership of Directors and Executive Officers

The table below sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 17, 2010 by each director, each Named Executive Officer (see “Executive Compensation” for description of individuals included in this group), and all of the directors and executive officers as a group. Beneficial ownership includes any shares which a person has the right to acquire within 60 days after the date of calculation, including shares that may be purchased by the exercise of stock options. The “percent of class” calculation for each person is based on this inclusive definition of beneficial ownership. Each person listed has sole voting power and investment power with respect to all shares of capital stock listed as beneficially owned by such person.

	Common Stock
	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Executive Officers	Shares	Stock Options (a)
Francois J. Castaing (Director)	—	45,000	*
John M. Devine (Director)	—	20,000	*
Maurice E.P. Gunderson (Director)	—	30,000	*
Oscar B. Marx, III (Director)	723,262	127,500	3.9%
James J. Paulsen (Director)	—	60,000	*
Daniel R. Coker (Director, President and CEO)	25,642	168,334	*
Lon E. Bell, Ph.D. (Director, President, BSST LLC)	106,885	91,666	*
James L. Mertes (Vice President of Quality and Operations)	15,530	89,666	*
Daniel J. Pace (Vice President of Sales and Marketing)	27,935	59,666	*
Barry G. Steele (Vice President of Finance, Chief Financial Officer, Treasurer and Secretary)	10,201	65,666	*
All executive officers and directors as a group (11 persons), including the above individuals	916,195	807,498	7.7%

*	Less than 1%.
(a)	In accordance with the rules of the Securities and Exchange Commission, the amounts listed include the number of shares of common stock purchasable pursuant to options that are either currently exercisable or exercisable within 60 days of March 17, 2010.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2009, with respect to our shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Common Shares Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders:
2006 Plan:	1,645,545	$5.89	3,664,916
1997 Plan:	801,283	5.68	—

Total:	2,446,828	6.92	3,664,916
Equity compensation plans not approved by stockholders (1993 Plan)	62,000	1.93	—

Total	2,508,828	$5.71	3,664,916

For a description of the above Plans, see Note 8 “Accounting for Stock-Based Compensation” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to us during or with respect to 2009, or written representations that no filings on Form 5 were required, we believe that during the 2009 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were complied with, except as follows: (a) five reports on Form 4 with respect to the automatic award of options to our independent directors, Francois J. Castaing, John M. Devine, Maurice E.P. Gunderson, Oscar B. Marx, III and James J. Paulsen were filed late; (b) one report on Form 4 with respect to the exercise of an option and sale of shares by Daniel R. Coker was filed late; (c) six reports on Form 4 with respect to the grant of options to officers Daniel R. Coker, Lon E. Bell, James L. Mertes, Daniel J. Pace, Barry G. Steele and Sandra L. Grouf were filed late; and (d) one report with respect to the exercise of a stock option and related sale of stock by director Francois Castaing was filed late.

DIRECTOR COMPENSATION

Non-employee directors receive the following compensation as consideration for their service in their capacity as directors, in addition to reimbursement for out-of-pocket expenses incurred in attending Board of Directors and committee meetings:

•	an annual fee of $10,000 ($50,000 for the Chairman of the Board);

•	$2,000 for Board meetings they attend;

•	$1,000 for committee meetings they attend; and

•

pursuant to the Company’s 2006 Equity Incentive Plan, options to purchase 10,000 shares of Company common stock on the first business day of each calendar year, if they were a director on such date, or, if applicable, on the first date they first became a director, at an exercise price equal to the fair market value of such shares on the date of grant. These options are not exercisable until the first anniversary of the date of grant, conditioned upon such director remaining a director through such first anniversary, and expire on the tenth anniversary of the date of grant.

Employee directors do not receive any additional compensation in recognition for their service as a director of the Company.

The following table sets forth information concerning the compensation paid to our directors during 2009:

Name (a)	Fees Earned or Paid in Cash ($)	Options Awards ($)(b)	Total ($)
Francois J. Castaing	$27,000	$61,560	$88,560
John M. Devine	25,000	61,560	86,560
Maurice E.P. Gunderson	26,000	61,560	87,560
Oscar B. Marx, III	67,000	61,560	128,560
James J. Paulsen	27,000	61,560	88,560

(a)	Directors Daniel R. Coker and Lon E. Bell are named executive officers in the Summary Compensation Table below and receive no additional compensation for their service as a director.
(b)	The option awards listed were granted on January 2, 2009 and, as described above, consist of options to purchase 10,000 shares of Company common stock each. The dollar amount shown is based on the grant date fair market value of such options as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly SFAS 123R). For a full description of all of the assumptions made in the valuation of such option awards, see Note 6 “Accounting for Stock-Based Compensation” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2009. The aggregate number of option awards outstanding, both exercisable and non-exercisable, as of December 31, 2009 for each of the directors included in this table are as follows: Mr. Castaing—45,000, Mr. Devine—20,000, Mr. Gunderson—30,000, Mr. Marx—27,500, and Mr. Paulsen—75,000.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General Compensation Objectives. The Compensation Committee’s overall compensation objectives applicable to our executive officers are to provide a compensation package intended to attract, motivate and retain qualified executives and to provide them with incentives to achieve our annual goals and increase shareholder value. The Compensation Committee reviews these objectives each year in connection with its review of our proxy statement and has approved this philosophy. The Compensation Committee implements these objectives through salaries, bonuses, equity incentives, a 401(k) plan, a defined benefit plan for our President and Chief Executive Officer, employment and miscellaneous personal benefits. Our objectives and reasons for selecting each of these elements are described below.

Our compensation philosophy is to emphasize compensation that provides executives with incentives to achieve our annual budgeted goals and increase shareholder value. To that end, as described below, we have adopted a bonus plan that is tied directly to achieving particular results, and we award equity incentives designed for executive retention and to provide executives with incentives to increase shareholder value. Each is intended to represent a potentially significant portion of our executives’ total compensation. Generally, the annual bonuses we pay are based on a varying percentage of an executive’s salary and, as a result, changes in an executive’s salary generally change the amount of his or her annual bonus. Equity incentives are generally determined based on the executive’s position rather than his or her salary.

See “Corporate Governance Information—Compensation Committee” for a discussion of the members of the Compensation Committee, their independence, the Compensation Committee’s meetings and procedures, and the role of executive officers in determining executive compensation.

Comparability. Based on reviews of information from various publications and hired consultants, their extensive experience with compensation practices in other businesses, information included in proxy statements of similar companies with comparable market capitalization and comparable revenues, and its members’ subjective review of the reasonableness and fairness of proposed compensation in light of all relevant circumstances, the Compensation Committee has determined that the salaries paid to the Company’s executives are in line with the compensation offered by other similarly-situated companies and that the bonus compensation is reasonable. The Compensation Committee has also determined that the total compensation, including equity compensation, paid to the Company’s executive officers is reasonable and fair based on the independent information available. Among the companies which we consider to be comparable for purposes of the above analysis, and for which our independent consultants have historically provided benchmark data, are Core Molding Technologies Inc., Fuel Systems Solutions Inc., Hawk Corp., Iteris Inc., Motorcar Parts America Inc., Quantum Fuel Systems Technologies, Strattec Security Corp. and Williams Controls Inc. We believe such companies are generally comparable to our Company in terms of revenue, market capitalization and industry.

Salaries. The Compensation Committee’s policy is to provide salaries that it believes are necessary to attract and retain qualified executives. In determining its recommendations for executive officer salaries, the Compensation Committee generally relies on the recommendations of its President and Chief Executive Officer and on the Compensation Committee’s review of salaries paid to similar officers at comparable companies as described above under “Comparability”. The Compensation Committee also considers individual performance, the executive officer’s position and experience, the Company’s financial resources, the executive officer’s existing salary and the salaries of our other officers and employees. On an annual basis, executive salaries are reviewed by the Compensation Committee. Salary increases for executive officers are generally granted after this review. Historically, such increases have been between 3% and 5% and represented a combination of both a cost of living / inflation adjustment and a merit raise. However, in 2009, the Compensation Committee determined not to increase salaries in connection with the Company’s efforts to reduce costs. Because salary increases are generally implemented during the middle of the year rather than at the beginning of the year, the amounts listed under “Salary” in the Summary Compensation Table below are higher for 2009 than for 2008 for most named executives because the 2009 amounts represent a full year of increased salary following the mid-2008 cost of living and merit increases. Whether salary increases for 2010 will be granted has not yet been determined.

Bonuses. The Compensation Committee’s policy is to make a meaningful portion of an executive’s compensation contingent on achieving performance targets for the year. For 2007 and 2008, the Compensation Committee adopted a Management Incentive Plan that covered all of our executive officers. Such Plan was designed to encourage stock ownership by Company employees and was tied directly to the Company’s achievement of particular financial goals. For 2009, the Compensation Committee concluded to adopt a different bonus plan (the “2009 Plan”) that focused not only on financial results, but also on achievement of personal goals. All of our executive officers participated in the 2009 Plan except for Lon Bell, who participated in the BSST bonus plan described further below.

The 2009 Plan was designed to encourage Company employees to operate as entrepreneurial stakeholders and reward them for bringing value to the Company by meeting or exceeding financial and operational objectives. To be eligible to receive an incentive award under the 2009 Plan, an employee must be employed on the bonus payment date. The 2009 Plan was divided into two distinct reporting periods. The first half of 2009 and the second half of 2009. Upon achievement of the applicable criteria for each half, eligible employees are entitled to receive bonuses of a pre-determined amount. The achievement of or failure to achieve the applicable criteria for one half of the year was not used to determine whether the criteria for the other half of the year had been achieved.

The Compensation Committee, working with management, established individual performance objectives for each individual participating in the 2009 Plan. The objectives were broad-ranging and, depending upon the individual’s position, included items such as cutting operating costs, achieving certain profitability results, completing engineering objectives, completing specific projects, developing new business, streamlining operations and other similar objectives. The 2009 Plan gave the Compensation Committee the right to determine if the pre-determined objectives had been met for each half year period.

With respect to employees of BSST, a separate bonus plan was established by the Compensation Committee that tied payment to achievement of certain technological advancements and financial goals by BSST also in two half year periods. Those achievements were established and by the Compensation Committee with input from management of BSST.

For 2009, the Compensation Committee determined that all of named executive officers achieved their performance objectives and that BSST’s technological and financial goals had been met and recommended to the Board of Directors that bonuses be paid under the 2009 Plan and the BSST bonus plan in each half of the year. The Board of Directors adopted such recommendation.

The Compensation Committee does not have a formal written policy regarding adjustment of bonus payments if the relevant performance measures or underlying facts upon which they are based are restated or otherwise adjusted in a manner that would materially increase or reduce the size of the incentive payment, but the Compensation Committee concluded that, for 2009, no such restatement or adjustment occurred.

Equity Incentives. The Compensation Committee uses the award of stock options to executive officers to retain them and provide a long-term incentive to increase shareholder value. The Compensation Committee’s policy is that these equity incentives should be a significant portion of an executive’s potential compensation because increasing shareholder value is management’s primary objective. In 2009, the Compensation Committee recommended that stock options be awarded to the Company’s executive officers and key employees. This decision was made, in part, because many of our executives hold options that are fully vested and the Compensation Committee believes that this provides only a limited incentive for our key executives to remain with the Company. Whenever stock options are awarded, the Company’s policy is to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Therefore, such options only provide compensation if the price of the underlying shares increases. The table below entitled “Grants of Plan Based Awards” describes the stock options awarded to our executive officers during 2009 under the Company’s 2006 Equity Incentive Plan. As of December 31, 2009, there remained 3,664,916 shares available for grant under the 2006 Equity Incentive Plan. No shares remain available for grant under the 1993 Stock Option Plan or the 1997 Stock Incentive Plan. The Committee does not have a policy of timing option grants in coordination with the release of material non-public information. The Committee generally considers equity incentive grants on an annual basis and at varying times throughout the year, generally based upon recommendations from the Board of Directors that additional equity incentives are appropriate. In March 2009, the Compensation Committee concluded to issue new stock option awards to key employees of the Company representing the right to purchase an aggregate of 882,000 shares of common stock.

The Compensation Committee’s policy has been to grant options that vest over a specific period (generally three or four years) to provide an incentive for the recipient to remain with us, to provide a long-term incentive and to lessen the accounting charge for such options (which is generally amortized over the vesting period). We do not have any stock ownership requirements for executive officers or directors; however, each of our executives has a significant number of exercisable options. In addition, the vesting of all of our option and restricted share awards may, upon certain determinations by the Board of Directors, accelerate upon a change in control to provide a greater incentive for all optionees to complete change in control transactions that benefit shareholders by allowing them to participate in the benefits of the transaction regardless of whether their employment will continue. The vested portion of options granted to executives and directors generally remain exercisable after termination of employment until their original expiration date. The Committee’s policy is to provide new executives with stock options to attract them to us. The number of options awarded is based on negotiations with new executives, management’s recommendations and the Committee’s subjective judgment primarily after reviewing the number of options granted to our other executives.

Defined Benefit Plan. During 2008, the Compensation Committee recommended a new defined benefit plan benefiting the Company’s President and Chief Executive Officer, Daniel R. Coker. Such plan was subsequently approved by the Independent Directors. The defined benefit plan was intended to incentivize Mr. Coker to maintain employment with the Company for a considerable period of time. Stability and competence at the executive level was a key factor in our decision to recommend such plan. The plan, more fully described in Note 12 “Executive Nonqualified Defined Benefit Plan” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2009, includes a vesting period that begins on April 1, 2011 and continues for six years. The considerable period of time between adoption of the plan and its full vesting is consistent with our compensation goals of retaining a qualified President and Chief Executive Officer. The plan provides for fifteen annual benefit payments of $300,000 each beginning January 1, 2018. Based on our review of the benefits offered to President and Chief Executive Officers of other similarly-situated companies, and based on our desire to retain the services of Mr. Coker, we believe that the defined benefit plan is fair and reasonable. Other than the defined benefit plan described above, Amerigon does not maintain any post-retirement medical benefits, non-qualified deferred compensation plans or retirement or pension plans, other than our 401(k) Plan, which is available to all of our employees.

401(k) Plan. We have adopted a 401(k) plan to provide all eligible employees a means to accumulate retirement savings on a tax-advantaged basis, and our executive officers are eligible to participate in this plan on the same basis as other participants. Participants may defer specified portions of their compensation and (1) we match 50% percent of employee contributions up to a contribution by us equal to 2% percent of the employee’s compensation and (2) we may, but are not required to, make additional discretionary contributions. The Compensation Committee has not made any discretionary contribution to the 401(k) Plan since its inception.

Vacation Pay. All Company employees are subject to the same vacation pay policy. The number of days of vacation time available to each employee is based on the number of years such employee has worked for the Company. Employees are encouraged to take all of their available vacation time each year, but may carryover any unused vacation time indefinitely. To the extent that an employee has more than 40 hours of accumulated vacation time at any time, he or she may elect to receive a lump sum payment for any portion of such excess hours at his or her then-current rate of pay. In addition, upon an employee’s termination of employment with the Company, he or she will receive a lump sum payment for all unused vacation time at his or her then-current rate of pay. Employees that have accumulated vacation in excess of 240 hours on June 30 or December 31 of any year are paid a mandatory lump sum payment equal to such excess at his or her then-current rate of pay.

Employment and Change in Control Agreements. The Compensation Committee’s policy is to not execute formal employment agreements with our executive officers. The Compensation Committee believes that it has been able to attract qualified executives without the need to negotiate and execute formal agreements.

Perquisites. We provide certain of our executive officers with use of a company-owned automobile. Our most important product is the system that heats and cools automobile seats and we believe it is important that our executive officers not only thoroughly understand our product but also present themselves to others as users of our product. We allocate the costs of such automobiles between business and personal use and report the personal use portion as additional compensation paid to the applicable employee. The Company also provides club memberships to our President and Chief Executive Officer. These memberships are used for entertaining current and potential customers and suppliers and other business associates of the Company. They are also used as meeting locations. We allocate the costs of such club memberships between business and personal use and report the personal use portion as additional compensation paid to our President and Chief Executive Officer.

Special Payments on Restricted Stock Vesting. The Compensation Committee concluded to make a special one-time bonuses to selected executive officers in 2009 upon the vesting of restricted stock they held. Such executive officers had received restricted stock in prior years and, as a result of the vesting of such restricted stock during 2009, were required to make estimated tax payments in respect of those shares in early 2009. Because no bonus was paid to this group of executive officers during 2008, the Compensation Committee determined it was appropriate to assist such officers in the payment of their estimated tax obligations by granting them a on-time special bonus payment. The Compensation Committee considered these special one-time bonuses when they established the amount of bonus to be paid to such executive officers for 2009 under the 2009 Plan.

Section 162(m) Policy. The Compensation Committee reserves the right to pay compensation to Company executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes. The Committee believes providing the compensation it deems appropriate is more important to the Company than the potential loss of related compensation deductions, especially in light of the Company’s net operating loss carryforwards, the non-cash nature of deductions available upon the exercise of stock options, and the current levels of its base salaries and bonuses. To date, Section 162(m) has not prevented us from deducting compensation paid to our executive officers.

Summary Compensation Table

The following table sets forth compensation information for 2009, 2008 and 2007 for the following “Named Executive Officers”: (1) our Chief Executive Officer (CEO), (2) our Chief Financial Officer (CFO) and (3) our three most highly compensated executive officers other than our CEO and our CFO who were serving as executive officers at the end of 2009.

Name and Principal Position	Year	Salary ($)(a)	Stock Awards ($)(b)			Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	Changes in Nonqualified Deferred Compensation Earnings ($)			All Other Compensation ($)(e)	Total ($)
Daniel R. Coker, President and Chief Executive Officer	2009 2008 2007	$291,200 285,600 273,500	$	— — 169,875	(f)	$156,450 313,050 —	$195,000 — 136,750		$202,000 142,000 —	(g) (g)	$33,216 34,663 38,972	$877,866 775,313 619,097

Lon E. Bell, President of BSST LLC	2009 2008 2007	$222,000 222,000 222,000	$	— — —		$104,300 203,483 —	$78,000 46,000 45,500	$	— — —		$11,394 13,432 13,215	$415,694 484,915 280,715

James L. Mertes, Vice President of Quality and Operations	2009 2008 2007	$194,293 191,463 185,887	$	— — 60,000	(f)	$52,150 109,568 —	$85,000 — 55,766	$	— — —		$27,662 17,781 15,884	$359,105 318,812 317,537

Daniel J. Pace, Vice President of Sales and Marketing	2009 2008 2007	$188,424 185,680 179,418	$	— — —		$52,150 109,568 —	$85,000 — 103,825	$	— — —		$11,889 11,262 12,200	$337,463 306,510 295,443

Barry G. Steele, Vice President of Finance, Chief Financial Officer, Secretary and Treasurer	2009 2008 2007	$192,611 188,025 179,912	$	— — 75,000	(f)	$52,150 109,568 —	$115,000 — 53,974	$	— — —		$25,517 13,502 13,116	$385,278 311,095 322,002

(a)	During 2007, 2008 and 2009, none of the Named Executive Officers earned a non-equity bonus that was not based on the achievement of a pre-established performance target. Bonuses earned that were tied to pre-established performance targets are reported under the columns entitled “Stock Awards” and “Non-Equity Incentive Plan Compensation.”
(b)	See “Compensation Discussion and Analysis – Bonuses” for a description of stock awards granted to executive officers under our incentive bonus plan. Amounts shown for 2007 were awarded to the executives based on 2007 financial results, but were not delivered until 2008. The dollar amount shown for each stock award represents the full fair market value of the stock award on the date of grant. For a full description of all of the assumptions made in the valuation of stock awards, see Note 6 “Accounting for Stock-Based Compensation” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2009.
(c)	The dollar amount shown is based on the grant date fair market value of the options awarded during the applicable year as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly SFAS 123R). For a full description of all of the assumptions made in the valuation of option awards, see Note 6 “Accounting for Stock-Based Compensation” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2009.
(d)	See “Compensation Discussion and Analysis – Bonuses” for a description of non-equity incentive plan compensation for executive officers under our incentive bonus plan. Amounts shown for 2007 were awarded to the executives based on 2007 financial results, but were not paid until 2008. Amounts shown for 2008 were awarded to the applicable executive based on 2008 financial results, but were not paid until 2009. The amounts shown for 2009 were awarded to the applicable executive based on 2009 financial results; however a portion of such amounts was not paid until 2010.

(e)	See “Compensation Discussion and Analysis – Perquisites”, “Compensation Discussion and Analysis – Vacation Pay” and “Compensation Discussion and Analysis – Special Payments on Restricted Stock Vesting” for a description of other compensation paid to executive officers. The amounts shown include payments by the Company for (i) unused vacation time off, (ii) 401(k) matching contributions paid by the Company for the benefit of the Named Executive Officer, (iii) automobiles used by the Named Executive Officers, (iv) club memberships used by Mr. Coker and (v) amounts paid upon vesting of restricted stock to enable employees to make his estimated tax payments on the compensation income associated with such vesting event. With respect to (iii) and (iv), the Company has only disclosed the portion of such items determined to be related to the Named Executive Officer’s personal use.
(f)	Includes 6,931, 2,448 and 3,060 restricted shares for Messrs. Coker, Mertes, and Steele, respectively. The restrictions terminated with respect to half of these restricted shares on March 6, 2009, and the remainder of these restricted shares on March 6, 2010.
(g)	On August 8, 2008, the Company established The Executive Nonqualified Defined Benefit Plan of Amerigon Incorporated (the “Defined Benefit Plan”) with an effective date of April 1, 2008. Daniel Coker, the Company’s President and Chief Executive Officer, is expected to be the only participant in the Plan which will, if fully vested, provide for fifteen annual retirement benefit payments of $300,000 each beginning January 1, 2018. Mr. Coker will become entitled to receive such retirement benefit payments, or a portion thereof, through his continuous service to the Company as follows: Mr. Coker will become proportionally vested in the benefit over a six year period starting on April 1, 2011. The Company has also established a corporate-owned life insurance policy (“COLI”) on the life of Oscar Marx III, the Chairman of the Company’s Board of Directors. The COLI will be held by a trust established for payment of benefits under the Plan. We have accounted for the Plan in accordance with Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plan” which requires that the Company record a projected benefit obligation representing the present value of future plan benefits when earned by the participant. As of December 31, 2009, the recorded projected benefit obligation was $377,000. For a full description of all of the assumptions made in the valuation of the projected benefit obligation under the Defined Benefit Plan, see Note 124 “Executive Nonqualified Defined Benefit Plan” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2009.

Grants of Plan Based Awards

(including Option Grants in the Last Fiscal Year)

The following table sets forth information concerning each grant of an award made during 2009 to each of our Named Executive Officers.

Name	Grant Date	Payouts Under Non-Equity Incentive Plan Awards (a)	Option Awards: Number of Securities Underlying Options (#)(b)	Exercise Price of Option Awards (#)(c)	Grant Date Fair Value of Stock and Option Awards (d)
Daniel R. Coker	March 11, 2009		150,000	$2.62	$156,450
		$195,000

Lon E. Bell	March 11, 2009		100,000	$2.62	$104,300
		$78,000

James L. Mertes	March 11, 2009		50,000	$2.62	$52,150
		$85,000

Daniel J. Pace	March 11, 2009		50,000	$2.62	$52,150
		$85,000

Barry G. Steele	March 11, 2009		50,000	$2.62	$52,150
		$115,000

(a)	See “Compensation Discussion and Analysis – Bonuses” for a description of incentive plan compensation for executive officers under our incentive bonus plan. For the purposes of this table, the cash amount shown under “Payouts Under Non-Equity Incentive Plan Awards” is the actual cash bonus the named officer received for his performance for 2009, which was paid in 2009 and 2010. The Compensation Committee did not modify or waive any of the criteria applied to determine if the incentive plan award show above was earned. For an explanation of the amount of salary and non-equity incentive plan awards in proportion to total compensation, see “Compensation Discussion and Analysis – General Compensation Objectives”.
(b)	The reported options represent option grants issued other than pursuant to an incentive bonus plan. All of the reported options were awarded pursuant to the terms of the Company’s 2006 Equity Incentive Plan.
(c)	The exercise price of the options granted during 2009 is equal to the closing market price of the underlying common stock on the Grant Date.
(d)	The dollar amount shown is based on the grant date fair market value of the options awarded during the applicable year as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly SFAS 123R). For a full description of all of the assumptions made in the valuation of option awards, see Note 8 “Accounting for Stock-Based Compensation” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options and stock that has not vested for each of the Named Executive Officers as of December 31, 2009.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)				Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)(a)
Name	Grant Date		Exercisable	Unexercisable
Daniel R. Coker	5/19/2004 12/29/2006 7/23/2008 3/11/2009	(c) (c) (d) (e)	60,000 75,000 33,334 —	— — 66,666 150,000	$4.90 9.66 8.02 2.62	5/19/2014 12/29/2016 7/23/2018 3/11/2019	3,466	$27,520

Lon E. Bell	1/28/2003 1/28/2004 12/29/2006 7/23/2008 3/11/2009	(b) (b) (c) (d) (e)	10,000 10,000 50,000 21,666 —	— — — 43,334 100,000	2.20 4.40 9.66 8.02 2.62	1/28/2013 1/28/2014 12/29/2016 7/23/2018 3/11/2019

James L. Mertes	9/10/2002 5/19/2004 12/29/2006 7/23/2008 3/11/2009	(c) (c) (c) (d) (e)	30,000 30,000 18,000 11,666 —	— — — 23,334 50,000	1.48 4.90 9.66 8.02 2.62	9/10/2012 5/19/2014 12/29/2016 7/23/2018 3/11/2019	1,224	$9,719

Daniel J. Pace	5/19/2004 12/29/2006 7/23/2008 3/11/2009	(c) (c) (d) (e)	30,000 18,000 11,666 —	— — 23,334 50,000	4.90 9.66 8.02 2.62	5/19/2014 12/29/2016 7/23/2018 3/11/2019

Barry G. Steele	10/11/2004 12/29/2006 7/23/2008 3/11/2009	(c) (c) (d) (e)	50,000 24,000 11,666 —	— — 23,334 50,000	3.50 9.66 8.02 2.62	10/11/2014 12/29/2016 7/23/2018 3/11/2019	1,530	$12,148

(a)	The market value of shares of stock that have not vested is based on the full fair market value of the underlying stock as of December 31, 2009.
(b)	The option is exercisable on the date of grant.
(c)	The option is subject to a vesting schedule in which the underlying shares are available for purchase in four equal installments: the first available on the grant date and the second, third and fourth installments available on the first, second and third anniversary of the grant date.
(d)	The option is subject to a vesting schedule in which the underlying shares are available for purchase in three equal installments on June 30, 2009, June 30, 2010 and June 30, 2011.
(e)	The option is subject to a vesting schedule in which the underlying shares are available for purchase in three equal installments on the first, second and third anniversary of the grant date.

Employment Agreements

No Named Executive Officer is a party to an employment or similar agreement with the Company. However, Dr. Bell has entered into a revenue sharing agreement with BSST for certain intellectual property contributed to BSST by Dr. Bell. In addition, under BSST’s limited liability company agreement, Dr. Bell has been granted certain anti-dilution and pre-emptive rights with respect to his 15% ownership interest in BSST.

Post-Termination and Change in Control Agreements

Under the terms of the Company’s 2006 Equity Incentive Plan, 1997 Stock Incentive Plan and 1993 Stock Option Plan, the occurrence of a “change in control” of the Company, as such term is defined in each plan, may result under certain circumstances in immediate vesting of the unvested options issued under each plan. Under the terms of each plan, the Board of Directors, acting as the Committee administering each plan, has discretion in determining the consequences of such change in control.

If, upon a change in control, the Board of Directors were to determine that all restrictions with respect to restricted stock awards would terminate and all unvested stock options would vest, the Named Executive Officers would receive the following benefits, assuming such event occurred effective December 31, 2009:

	Securities Underlying Unvested Options
Name	Number of Securities	Option Exercise Price	Number of Shares Subject to Restrictions	Estimated Value of Payments upon a Change in Control (a)
Daniel R. Coker	66,666 150,000	$8.02 2.62	3,466	$	— 798,000 27,520

Lon E. Bell	43,334 100,000	8.02 2.62			— 532,000

James L. Mertes	23,334 50,000	8.02 2.62	1,224		— 266,000 9,719

Daniel J. Pace	23,334 50,000	8.02 2.62			— 266,000

Barry G. Steele	23,334 50,000	8.02 2.62	1,530		— 266,000 12,148

(a)	The values shown are based on the following assumptions: (1) that the benefit of acceleration of the vesting of options equals the difference between the closing sales price of our common shares on December 31, 2009 and the exercise price of the unvested options multiplied by the number of common shares underlying the unvested options held by the executive at December 31, 2009; provided, however, that negative amounts are treated as having zero value, and (2) that the benefit of termination of restrictions on restricted stock equals the closing sales price of our common shares on December 31, 2009 multiplied by the number of common shares subject to restriction held by the executive on December 31, 2009.

Excluding the foregoing, there are no agreements between the Company and any of its employees by which the resignation, retirement or termination of an employee, including as the result of a change in control of the Company, results in payments or other compensation owing to such employee.

Option Exercises and Stock Vested

The following table represents (1) options that were exercised in 2009 by Named Executive Officers of the Company and (2) restricted stock held by Named Executive Officers of the Company that vested during 2009:

	Option Awards			Stock Awards (a)
Name	Number of Shares Acquired on Exercise (#)		Value Realized On Exercise ($)(b)	Number of Shares Acquired on Vesting (#)(c)	Value Realized On Vesting ($)(d)
Daniel R. Coker	18,000 80,300 16,700 10,000	(e) (f) (g) (h)	$5,040 24,090 3,006 26,200	3,466	$7,935

James L. Mertes	30,400 7,900 36,700	(i) (j) (k)	46,512 11,297 56,151	1,224	2,803

Daniel J. Pace	13,000 37,000	(l) (m)	3,640 10,730

Barry G. Steele	—		—	1,530	3,504

(a)	Awards of shares that are unrestricted on the date of grant are not restricted shares, do not vest over a period of time and, as a consequence, are not included in the above table.
(b)	The “Value Realized on Exercise” is equal to difference between the market price of the underlying common stock on the date of exercise and the exercise price of the options.
(c)	The shares listed became vested on March 6, 2009.
(d)	The “Value Realized on Vesting” is equal to the number of shares that vested multiplied by the market value of such shares of common stock on the date of vesting.
(e)	These options were exercised on March 18, 2009 at an exercise price of $3.06 per share.
(f)	These options were exercised on March 19, 2009 at an exercise price of $3.06 per share.
(g)	These options were exercised on March 20, 2009 at an exercise price of $3.06 per share.
(h)	These options were exercised on May 1, 2009 at an exercise price of $3.06 per share.
(i)	These options were exercised on May 21, 2003 at an exercise price of $3.06 per share.
(j)	These options were exercised on May 22, 2009 at an exercise price of $3.06 per share.
(k)	These options were exercised on May 26, 2009 at an exercise price of $3.06 per share.
(l)	These options were exercised on March 18, 2009 at an exercise price of $3.06 per share.
(m)	These options were exercised on March 19, 2009 at an exercise price of $3.06 per share.

Pension Benefits

The following table sets forth information concerning the Company’s defined benefit plan:

Name	Plan Name	Number of Years of Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
Daniel R. Coker	The Executive Nonqualified Defined Benefit Plan of Amerigon Incorporated	—	$377,000	$—

(a)

Mr. Coker will become entitled to receive benefits under The Executive Nonqualified Defined Benefit Plan of Amerigon Incorporated (the “Defined Benefit Plan”) through his continuous service to the Company as follows: Mr. Coker will become proportionally vested in the benefit over a six year period starting on April 1, 2011. If fully vested, the Defined Benefit Plan provides for fifteen annual retirement benefit payments to Mr. Coker of $300,000 each beginning January 1, 2018.

(b)	Amount represents the present value of future benefits under the Defined Benefit Plan through December 31, 2009. For a full description of all of the assumptions made in the valuation of the projected benefit obligation under the Defined Benefit Plan, see Note 12 “Executive Nonqualified Defined Benefit Plan” to the Company’s Consolidated Financial Statements filed on Form 10-K for the period ended December 31, 2009.

OTHER MATTERS

If any matters not referred to in this proxy statement should properly come before the Annual Meeting, the holders of your proxy will vote your shares in accordance with their judgment. We are not aware of any such matters that may be presented for action at the Annual Meeting. Your proxy may also vote your shares on matters regarding the conduct of the Annual Meeting.

Enclosed with this proxy statement is our Annual Report for the year ended December 31, 2009. The Annual Report is enclosed for the convenience of shareholders only and should not be viewed as part of the proxy solicitation material. If any person who was a beneficial owner of common stock on the record date for the Annual Meeting desires additional copies of the Annual Report, they will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder as of the record date and should be directed to Barry G. Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

By Order of the Board of Directors,

Daniel R. Coker

President and Chief Executive Officer

PROXY

AMERIGON INCORPORATED

21680 HAGGERTY ROAD

SUITE 101

NORTHVILLE, MICHIGAN 48167

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting and proxy statement are available at www.amerigon.com and at

www.envisionreports.com/ARGN; however, the only means by which you are able to deliver your proxy is by dating and signing this proxy card and returning it prior to the Annual Meeting of Shareholders.

The undersigned, revoking all prior proxies, hereby appoints Daniel R. Coker and Barry G. Steele as Proxies, each with the power to appoint his or her substitute, and hereby, authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Amerigon Incorporated held of record by the undersigned on April 8, 2010 at the annual meeting of shareholders to be held on May 13, 2010 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP TO ACT AS THE COMPANY’S REGISTERED INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 2010. WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF DANIEL R. COKER AND BARRY G. STEELE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

☒ Please mark your votes as in this example

ELECTION OF DIRECTORS: The election to the Board of Directors of the nominee(s) specified in the Proxy Statement:

☐ FOR all nominees	☐ WITHHOLD from all nominees	☐ WITHHOLD from the nominees listed below

Lon E. Bell, Francois J. Castaing, Daniel R. Coker, John M. Devine, Maurice E.P. Gunderson, Oscar B. Marx III and James J. Paulsen

(INSTRUCTION: To withhold authority to vote for particular nominee(s), write the name(s) of the nominee(s) in the space below.

If you list less than all of the nominees below, your shares will be voted FOR the remaining nominee(s))

___________________________________________________________________________________________________________

PROPOSAL: To ratify the appointment of Grant Thornton LLP to act as the Company’s Registered Independent Accountants for the year ended December 31, 2010.	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND AGENTS SHOULD GIVE THEIR FULL TITLES. IF THE STOCKHOLDER IS A CORPORATION, SIGN IN FULL CORPORATE NAME BY THE AUTHORIZED OFFICER.

Signature

Signature (if jointly held)

Dated:	___________________________________, 2010